                                                                EXHIBIT 99.2



                     [CTA Public Relations letterhead]




CONTACT:  Mr. Michel P. Salbaing
          Senior Vice President and Chief Financial Officer
          MAIL-WELL, INC.
          (303) 790-8023

          Greg Powell, Senior Vice President and General Manager
          Bevo Beaven, Vice President
          CTA PUBLIC RELATIONS
          (303) 665-4200

For Immediate Release November 4, 2002


MAIL-WELL ANNOUNCES 49% EBITDA IMPROVEMENT QUARTER OVER QUARTER
  PRO-FORMA RESULTS FOR "NEW MAIL-WELL" IN LINE WITH EXPECTATIONS
  $139 MILLION CONVERTIBLE BONDS RETIRED AT MATURITY AS FORECAST

ENGLEWOOD, COLO. (NOVEMBER 4, 2002) -- Mail-Well, Inc., (NYSE: MWL) announced its results for the quarter and nine months ended September 30, 2002. The pro forma results of New Mail-Well which exclude restructuring and other charges and the results of operations of assets held for sale were $1.6 million, or $0.03 per share, on sales of $415 million during the third quarter as compared to breakeven results, on sales of $445 million during the same period of last year. Pro forma results of New Mail-Well for the nine months ended September 30, 2002 were a net loss of $2.7 million, or $0.06 per share, on $1.2 billion of sales, compared to net income of $5.2 million or $0.11 per share, on sales of $1.4 billion during the same period of last year.

In connection with Mail-Well's previously announced consolidation of certain Envelope plants, charges of $9.8 million were recorded during the quarter, bringing the total cost of consolidation to $33.6 million for the first nine months of the year. In August, additional restructuring plans were implemented. The Company closed its printing plant in New York, rightsized some underperforming printing plants, and began the consolidation of its web operations. The additional restructuring and other charges incurred as a result of these and other related actions taken in the quarter were $7.7 million. Also during the quarter, the Company renegotiated its synthetic lease as a final step in completing the refinancing of its capital structure. A charge of $22 million was incurred in refinancing this lease primarily because of the reduced value of the assets subject to the lease. Finally, the loss from discontinued operations increased $5.8 million due principally to the final determination of the tax impact of the sale of the Prime Label business. As a result of the foregoing, the Company's net loss was $28 million, or $0.59 per share on sales of $429 million and $88 million, or $1.84 per share, on sales of $1.3 billion for the three and nine months ended September 30, 2002, respectively.

Subsequent to quarter-end, Mail-Well retired all of the $139 million of its 5% convertible bonds which came due November 1st, 2002. With the repayment of this debt, the Company has no significant maturities on any of its debt until June 2005, when the Company's current bank credit agreement will need to be renewed.

Paul Reilly, Chairman, President and CEO, stated, "The third quarter results were encouraging in many respects. The quarter's EBITDA of $35 million, which met the Company's guidance and exceeded analysts' expectations, was 49% above Q2 of 2002 and 9% above Q3 of 2001 on some 7% lower sales, a reflection of the impact of our many cost improvement activities over the past year. Just as importantly, the normal seasonality was apparent in our increased sales in the third quarter compared to the second quarter reversing a downward trend which started at the beginning of 2001. Also, the operating results of the Print segment were improved and the best since Q2 of 2001. In both the Envelope and Printed Office Products segments, EBITDA exceeded 13% of sales. Although direct mail volumes were a bit disappointing in our Envelope segment, Commercial Print volumes are today at their best level since Q4 of 2000 on a seasonally adjusted basis."

"As we discussed during our second quarter conference call, the expected seasonal upturn in Envelope segment sales in the second half of the year, and particularly in the fourth quarter, does not appear to be occurring. However, sales in Print and Printed Office Products segments appear to be reflecting normal seasonality. Accordingly, our full-year forecast for EBITDA is expected to be in a range of $120 to $125 million."

Reilly continued, "As we have maintained all along, our financial resources have allowed us to redeem all of the 5% convertible bonds that matured on November 1st 2002. We now have no further maturies on our debt until June of 2005. The nature of our debt gives us the financial stability and flexibility that we require to continue to ride out our industry's downturn while developing our business through market share gains in all three of our segments."

The Company will file its Form 10-Q for the quarterly period ended September 30, 2002 and the required officer certifications with the SEC today.

Mail-Well will hold a conference call today, Monday, November 4th at 11:00 a.m. Mountain Time (noon Central, 1:00 p.m. Eastern, 10:00 a.m. Pacific
Time). To participate in the Mail-Well conference call, please dial in to 719-457-2665 or 888-855-5428 and provide confirmation code #464908. Please call 5-7 minutes before the call is to begin. The conference call will also be available via webcast. To listen to the webcast, go to www.mail-well.com or www.streetevents.com or www.companyboardroom.com.

If you are unable to join the Mail-Well conference call, you may access a replay of the call starting Monday, November 4th, 2002 at 2:00 p.m. Mountain Time until 11:00 p.m. Mountain Time, Monday, November 11, 2002. To access the replay, please dial 719-457-0820 or 888-203-1112 and reference the confirmation code #464908.

Mail-Well (NYSE: MWL), until 2001, had specialized in four growing multibillion-dollar market segments in the highly fragmented printing industry: commercial printing, envelopes, prime labels and printed office products. Mail-Well currently has approximately 11,000 employees and more than 80 printing facilities and numerous sales offices throughout North America. The previously announced strategic plan will result in the company concentrating on its Envelope, Commercial Print and PrintXcel segments, where it already holds leading positions. The other segments have been exited. The company is headquartered in Englewood, Colorado.

AS A PARTICIPANT IN THE CONFERENCE CALL, PLEASE NOTE THE FOLLOWING:
In the prepared remarks, as well as in response to your questions, management may make forward-looking statements. It should be understood that all such statements are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to such differences include, but are not limited to, the ability to execute strategic initiatives including selling certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, availability of financing, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. None of management's statements in the conference call will constitute an offer to sell or a solicitation of an offer to buy Mail-Well securities.

This press release may make forward-looking statements, which are subject to various uncertainties and risks that could affect their outcome. Factors which could cause or contribute to differences include, but are not limited to, the ability to execute strategic initiatives including the timely sale of certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitors' actions, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. This press release does not constitute an offer to sell or solicitation of an offer to buy Mail-Well securities.



NOTE: News Releases and other information on Mail-Well can be accessed at www.mail-well.com


                                    # # #

                                      MAIL-WELL, INC.
                           CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN MILLIONS)

                                               SEPTEMBER 30, 2002      DECEMBER 31, 2001
                                             ----------------------  ---------------------
Cash                                           $            139.8      $             0.9
Trade receivables, net                                      228.0                  230.8
Inventories, net                                            106.1                  110.8
Net assets of discontinued operations                           -                  129.6
Net assets held for sale                                     22.7                   52.4
Other current assets                                         44.7                   71.1
                                             ---------------------------------------------
  Total current assets                                      541.3                  595.6
                                             ---------------------------------------------

Property, plant & equipment, net                            387.9                  422.3
Goodwill & other intangibles, net                           412.0                  411.4
Other assets, net                                            38.5                   46.3
                                             ---------------------------------------------
  Total                                        $          1,379.7      $         1,475.6
                                             =============================================

Current portion of long-term debt                           142.8                  303.2
Other current liabilities                                   270.1                  273.3
                                             ---------------------------------------------
Current liabilities                                         412.9                  576.5
                                             ---------------------------------------------

Long-term debt                                              773.9                  552.0
Deferred income taxes                                        22.9                   88.4
Other long-term liabilities                                  15.8                   16.8

Shareholders' equity                                        154.2                  241.9
                                             ---------------------------------------------
  Total                                        $          1,379.7      $         1,475.6
                                             =============================================

                                                          MAIL-WELL, INC.
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002
                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                           THREE MONTHS ENDED SEPTEMBER 30        NINE MONTHS ENDED SEPTEMBER 30
                                                         -----------------------------------   -----------------------------------
                                                                2002               2001               2002               2001
                                                                ----               ----               ----               ----
Net sales                                                  $       428.7      $       465.3      $     1,293.2      $     1,425.6

Gross profit                                                        85.2               91.4              252.1              295.7
    Selling, administrative and other                               61.3               67.6              198.5              210.5
    Amortization                                                     0.5                4.0                1.5               12.4
    Impairment of assets held for sale                                 -                  -                8.9                8.8
    Impairment on former discontinued operation                        -                  -               10.4                  -
    Restructuring and other charges                                 39.4                5.5               63.2               25.6
                                                         ----------------   ----------------   ----------------   ----------------
Operating income (loss)                                            (16.0)              14.3              (30.4)              38.4
    Interest and other expense                                      20.4               16.1               54.6               50.8
                                                         ----------------   ----------------   ----------------   ----------------
Loss from continuing operations before income taxes                (36.4)              (1.8)             (85.0)             (12.4)
    Income tax benefit                                             (14.2)              (0.3)             (21.3)              (1.4)
                                                         ----------------   ----------------   ----------------   ----------------
Loss from continuing operations                                    (22.2)              (1.5)             (63.7)             (11.0)
Loss from discontinued operations, net of tax                       (5.8)              (0.1)             (14.0)             (79.5)
                                                         ----------------   ----------------   ----------------   ----------------
Loss before extraordinary item                                     (28.0)              (1.6)             (77.7)             (90.5)
    Extraordinary item                                                -                  -               (10.1)                -
                                                         ----------------   ----------------   ----------------   ----------------
Net loss                                                   $       (28.0)     $        (1.6)     $       (87.8)     $       (90.5)
                                                         ================   ================   ================   ================

ADDITIONAL INFORMATION:

Weighted average shares - basic and diluted                         47.7               47.7               47.7               47.5

Loss per basic share from continuing operations            $       (0.46)     $       (0.03)     $       (1.34)     $       (0.23)
Loss per basic share from discontinued operations                  (0.13)                 -              (0.29)             (1.67)
Loss per basic share from extraordinary item                           -                  -              (0.21)                 -
                                                         ----------------   ----------------   ----------------   ----------------
    Loss per share - basic and diluted                     $       (0.59)     $       (0.03)     $       (1.84)     $       (1.90)
                                                         ================   ================   ================   ================

                                                          MAIL-WELL, INC.
                                                        SEGMENT INFORMATION
                                          THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                           (IN MILLIONS)


                                                           THREE MONTHS ENDED SEPTEMBER 30        NINE MONTHS ENDED SEPTEMBER 30
                                                         -----------------------------------   -----------------------------------
                                                                2002               2001               2002               2001
Net sales
  Commercial Printing                                      $       194.7      $       208.1      $       559.2      $       626.9
  Envelope                                                         183.3              203.8              579.5              636.1
  Printed Office Products                                           50.7               53.4              154.5              162.6
                                                         ----------------   ----------------   ----------------   ----------------
    Total net sales                                        $       428.7      $       465.3      $     1,293.2      $     1,425.6

Operating income (loss)
  Commercial Printing                                      $         3.5      $         3.8      $        (5.2)     $        16.5
  Envelope                                                          19.0               18.9               58.0               63.5
  Printed Office Products                                            5.2                3.6               15.0               15.2
                                                         ----------------   ----------------   ----------------   ----------------
    Total from operating segments                                   27.7               26.3               67.8               95.2

  Corporate services and other expenses                             (3.8)              (2.5)              (9.8)             (10.0)
  Restructuring, impairment and other charges                      (39.4)              (5.5)             (86.9)             (34.4)
  Amortization                                                      (0.5)              (4.0)              (1.5)             (12.4)
                                                         ----------------   ----------------   ----------------   ----------------
Total operating income (loss)                              $       (16.0)     $        14.3      $       (30.4)     $        38.4
                                                         ================   ================   ================   ================

                                                          MAIL-WELL, INC.
                                   PRO FORMA "NEW MAIL-WELL" SEGMENT INFORMATION THREE AND NINE
                                                  MONTHS ENDED SEPTEMBER 30, 2002
                                                           (IN MILLIONS)

                                                           THREE MONTHS ENDED SEPTEMBER 30        NINE MONTHS ENDED SEPTEMBER 30
                                                         -----------------------------------   -----------------------------------
                                                                2002               2001               2002               2001
Net sales
   Commercial Printing                                     $       187.2      $       200.2      $       536.6      $       602.6
   Envelope                                                        177.0              190.3              540.1              594.7
   Printed Office Products                                          50.7               54.8              155.7              169.0
                                                         ----------------   ----------------   ----------------   ----------------
      Total net sales                                      $       414.9      $       445.3      $     1,232.4      $     1,366.3
                                                         ================   ================   ================   ================

Operating income
   Commercial Printing                                     $         3.3      $         3.1      $        (5.9)     $        13.6
   Envelope                                                         18.8               16.8               55.3               57.5
   Printed Office Products                                           5.2                3.6               15.0               15.2
   Corporate services and amortization                              (4.8)              (6.8)             (13.3)             (23.0)
                                                         ----------------   ----------------   ----------------   ----------------
      Total operating income                               $        22.5      $        16.7      $        51.1      $        63.3
                                                         ================   ================   ================   ================

EBITDA
   Commercial Printing                                     $         9.9      $         9.6      $        13.9      $        32.9
   Envelope                                                         23.7               22.1               69.9               72.9
   Printed Office Products                                           6.7                5.2               19.6               19.8
   Corporate Services                                               (5.6)              (5.1)             (16.1)             (16.0)
                                                         ----------------   ----------------   ----------------   ----------------
      Total EBITDA                                         $        34.7      $        31.8      $        87.3      $       109.6
                                                         ================   ================   ================   ================

SUPPLEMENTAL SCHEDULE I

                                                           MAIL-WELL, INC.
                                    RECONCILIATION OF ACTUAL RESULTS WITH "NEW MAIL-WELL" RESULTS
                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002
                                                (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                     THREE MONTHS
                                                                                                                        ENDED
                                                                   THREE MONTHS ENDED SEPTEMBER 30, 2002          SEPTEMBER 30, 2001
                                                          ------------------------------------------------------  ------------------
                                                                                    PRO-FORMA
                                                                                     RESULTS
                                                                                      FROM
                                                           ACTUAL                  CONTINUING            "NEW            "NEW
                                                          RESULTS    (a)     (b)   OPERATIONS  (c)    MAIL-WELL"      MAIL-WELL"
                                                          -------  -------  ------ ---------- ------  ----------      ----------

Net sales                                                 $428.7   $    -   $   -   $ 428.7   $13.8    $ 414.9         $ 445.3
Cost of sales and operating expenses                       444.7    (39.4)      -     405.3    12.9      392.4           428.6
                                                          -------  -------  ------  --------  ------   --------        --------
Operating income (loss)                                    (16.0)    39.4       -      23.4     0.9       22.5            16.7
Interest and other                                          20.4        -       -      20.4     0.6       19.8            16.7
Income taxes (benefit)                                     (14.2)    15.4       -       1.2     0.1        1.1               -
                                                          -------  -------  ------  --------  ------   --------        --------
  Income (loss) from continuing operations                 (22.2)    24.0       -       1.8     0.2        1.6            (0.0)
Loss from discontinued operations                           (5.8)       -     5.8         -       -          -               -
Extraordinary item                                             -        -       -         -       -          -               -
                                                          -------  -------  ------  --------  ------   --------        --------
Net income (loss)                                         $(28.0)  $ 24.0   $ 5.8   $   1.8   $ 0.2    $   1.6         $  (0.0)
                                                          =======  =======  ======  ========  ======   ========        ========

Earnings (loss) per share - basic                         $(0.59)                   $  0.04            $  0.03         $ (0.00)
                                                          =======                   ========           ========        ========

EBITDA (PRO FORMA BEFORE RESTRUCTURE AND OTHER CHARGES):
--------------------------------------------------------

  Continuing operations                                   $ 35.8                                                       $  35.3
  Less:  Assets held for sale                                1.1                                                           3.5
                                                          -------                                                      --------
   Total "New Mail-Well"                                  $ 34.7                                                       $  31.8
                                                          =======                                                      ========

(a)  Restructuring, impairment and other charges
(b)  Loss on discontinued operations and extraordinary items, net of tax benefit
(c)  Operating results of assets held for sale

SUPPLEMENTAL SCHEDULE II
                                                           MAIL-WELL, INC.
                                        RECONCILIATION OF ACTUAL RESULTS WITH "NEW MAIL-WELL"
                                        RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                                (MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                                      NINE MONTHS
                                                                                                                         ENDED
                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2002          SEPTEMBER 30, 2001
                                                          ------------------------------------------------------- ------------------
                                                                                      PRO-FORMA
                                                                                       RESULTS
                                                                                        FROM
                                                           ACTUAL                    CONTINUING           "NEW           "NEW
                                                          RESULTS     (a)     (b)    OPERATIONS  (c)   MAIL-WELL"     MAIL-WELL"
                                                          -------   -------  ------  ---------- ------ ----------     ----------

Net sales                                                $1,293.2   $    -   $   -   $1,293.2   $60.8   $1,232.4       $1,366.3
Cost of sales and operating expenses                      1,323.6    (86.9)      -    1,236.7    55.4    1,181.3        1,303.0
                                                         ---------  -------  ------  ---------  ------  ---------      ---------
Operating income (loss)                                     (30.4)    86.9       -       56.5     5.4       51.1           63.3
Interest and other                                           54.6        -       -       54.6    (1.2)      55.8           53.6
Income taxes (benefit)                                      (21.3)    22.1       -        0.8     2.8       (2.0)           4.5
                                                         ---------  -------  ------  ---------  ------  ---------      ---------
  Income (loss) from continuing operations                  (63.7)    64.8       -        1.1     3.8       (2.7)           5.2
Loss from discontinued operations                           (14.0)       -    14.0          -       -          -              -
Extraordinary item                                          (10.1)       -    10.1          -       -          -              -
                                                         ---------  -------  ------  ---------  ------  ---------      ---------
Net income (loss)                                        $  (87.8)  $ 64.8   $24.1   $    1.1   $ 3.8   $   (2.7)      $    5.2
                                                         =========  =======  ======  =========  ======  =========      =========

Earnings per share (loss) - basic                        $  (1.84)                   $   0.02           $  (0.06)      $   0.11
                                                         =========                   =========          =========      =========

EBITDA (PRO FORMA BEFORE RESTRUCTURE AND OTHER CHARGES):
--------------------------------------------------------

  Continuing operations                                  $   88.6                                                      $  121.1
  Less:  Assets held for sale                                 1.3                                                          11.2
                                                         ---------                                                     ---------
   Total "New Mail-Well"                                 $   87.3                                                      $  109.9
                                                         =========                                                     =========

(a)  Restructuring, impairment and other charges
(b)  Loss on discontinued operations and extraordinary items, net of tax benefit
(c)  Operating results of assets held for sale

                                     6

SUPPLEMENTAL SCHEDULE III


                               MAIL-WELL, INC.
               SCHEDULE OF FREE CASH FLOW FROM "NEW MAIL-WELL"
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
                                (IN MILLIONS)

                                                              YEAR-TO-DATE
                                                              ------------
     EBITDA                                                   $       87.3

     Cash paid for interest                                          (45.2)

     Change in working capital, excluding cash                         2.7

     Refund received for taxes, net                                    8.7

     Capital expenditures                                            (27.0)
                                                              -------------

        Free cash flow                                                26.5


     Note: Year-to-date EBITDA and free cash flow excludes the impact of restructuring and other charges.


Supplemental Schedule IV
                               MAIL-WELL, INC.
                         "NEW MAIL-WELL" HIGHLIGHTS
                             SEPTEMBER 30, 2002


1.   RESULTS MEET GUIDANCE

          o    $35M EBITDA - IN THE RANGE OF GUIDANCE SINCE LAST JULY
          o    $0.03 EPS - MEETS EXPECTATIONS
          o    STRATEGIC INITIATIVES ON TRACK
               o    FULL EFFECT ON ENVELOPE CONSOLIDATION SAVINGS ACHIEVED
               o    BETTER THAN PLAN IN PRINT SEGMENT
          o    PRINTXCEL PERFORMING AS PLANNED

2.   EVIDENCE OF A TURNAROUND

     o    PRINT EBITDA FROM BREAK EVEN IN Q2 TO $10M IN Q3
     o    PRINT SALES HIGHEST SINCE Q4'00 (USING Q4'01 AS STARTING INDEX)
     o PRESENT RATE OF EBITDA AT $140M ANNUALLY FROM $105 IN FIRST HALF OF THE YEAR
     o    Q3 EBITDA 49% BETTER THAN Q2 EBITDA
     o    Q3 SALES UP 5% FROM Q2 SALES

3.   MARKET SHARE GAINS

     o    GAINING SHARE IN TRANSACTIONAL ENVELOPE MARKET
     o    DEVELOPING NEW MARKETS - SHORT RUN PRINT AND FULFILLMENT
     o    TOTAL COMPANY SELLING WITH PRINT, ENVELOPE & PRINTXCEL

4.   DEBT STRUCTURE

     o    5% CONVERTIBLE BONDS REPAID
     o    AVAILABILITY AT END OF QUARTER IS $115M IN BANK LINES
     o FREE CASH FLOW FROM OPERATIONS YTD BEFORE RESTRUCTURING - $27M ($24M IN QUARTER - $8M AFTER RESTRUCTURING)
     o    DEBT DOWN $325 MILLION OVER LAST TWO YEARS
     o    NO MATURITIES ON THE DEBT UNTIL JUNE 2005


                                                   PRINT GROUP - STRATEGIC UPDATE
------------------------------------------------------------------------------------------------------------------------------------
  EDGE INITIATIVES                      ACTIONS TAKEN AT PLANTS                                    EMERGING RESULTS
------------------------------------------------------------------------------------------------------------------------------------
                           o Completed transition of program leadership to        o $12.6MM total savings achieved through Sep '02
                             Regional Vice Presidents                             o Currently monitoring over 850 metrics
                           o Completed implementation of all initiatives below    o Successful integration of initiatives into the
OVERALL PROGRAM            o Holding monthly Regional Progress Report meetings      regions is highlighted by 95% compliance of
  MANAGEMENT                 to develop continuous improvement opportunities        metric performance to established guidelines
                           o Developed trend analysis tools to identify and
                             monitor potential problem areas

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                           o Completed roll-out of operating best practices       o $8.7MM savings achieved through Sep '02
  INSTITUTE BEST             in scheduling, pre-press, press and bindery          o Print-wide chargeability has increased from
PRACTICE TRANSFER          o Web plants are well on their way to the complete       baseline of 74% (Jul '01) to 87% (Sep '02)
  IN OPERATIONS              implementation of the War-on-Waste program that
  AND CUSTOMER               has a targeted savings potential of $2MM per year
  SERVICE TEAMS         ------------------------------------------------------------------------------------------------------------
                           o Completed roll-out of Customer Service Team          o Internal surveys at pilot plants indicate that
                             (CST) in 23 plants. Objective is to better             majority of sales force have more time to focus
                             service customers, enhance MWL's value                 on customer calls and relationship building
                             proposition and support the sales force
------------------------------------------------------------------------------------------------------------------------------------
                           o Completed estimator training and implementation      o $1.3MM savings achieved through Sep '02
                             of new estimating standards, reflecting              o Significant improvements in collection on
 INSTALL PRICING             production reality                                     changes in specifications, and extras
 DISCIPLINE AND            o Implemented processes to ensure collection on        o Improved cash flow through reduced billing
    INCREASE                 changes in specifications, and extras                  cycle
 PROFITABILITY             o Completed training sales managers in new pricing
                             and authorization guidelines which will better
                             leverage knowledge of actual costs and market
                             dynamics, and free manager time for sales
                             activities
------------------------------------------------------------------------------------------------------------------------------------
                           o Completed implementation of structured account       o $2.6MM savings achieved through Sep '02
                             acquisition, retention and planning process          o Work underway to improve metric calculations
ALIGN TO TARGET              which prioritizes by customer profitability
   CUSTOMER                  and potential
   SEGMENTS                o Established Business Dev. Team
                           o Updated Account Management tools to field and
                             sales meetings conducted
====================================================================================================================================

                                                      ENVELOPE STRATEGIC UPDATE

              EMERGING RESULTS DEMONSTRATE THAT THE STRATEGIC INITIATIVES ARE ON TRACK TO MEET AND EXCEED EXPECTATIONS
------------------------------------------------------------------------------------------------------------------------------------
                                     OPPORTUNITY
    STRATEGIC INITIATIVES             (EBITDA)             ACTIONS COMPLETE TO DATE                      EMERGING RESULTS

------------------------------------------------------------------------------------------------------------------------------------
                                                    o All of the original 9 plants identified    o On track to exceed previously
                                                    closed - Omaha, Allentown, IEC (Santa Fe     announced $12MM in EBITDA by
                                                    Springs), Murray, Portland, Chicago          12/31/02
                                                    (Elston), Phoenix (Wisco), Boston and        o Achieved savings expected to
CONSOLIDATION                          $20MM        Nashville                                    exceed $20MM in 2002
                                                    o One additional facility closed - Omemee    o 100% of annualized savings run
                                                    (Canada)                                     rate being realized to date
                                                    o Monthly monitoring and tracking system
                                                    in place
------------------------------------------------------------------------------------------------------------------------------------
                                                    o Regional organization charts redesigned
REGIONALIZATION                                     and redundant positions eliminated
                                                    o Regional shared services transition in
                                                    progress
------------------------------------------------------------------------------------------------------------------------------------
                                                    o New cost system live in 12 plants          o Progressing against plan to
                                                    o New pricing tools and procedures in        deliver previously announced
                                                    place in 12 plants                           EBITDA run rate improvement of
                                                    o Sales force compensation system revised    $6.6MM
PRICING                                             to incorporate changes in new estimating     o New cost standards and allocation
                                                    system                                       methodology creating greater
                                                                                                 consistency across plants
                                                                                                 o Development of production
                                                                                                 standards has improved
                                                                                                 predictability of actual job costs
------------------------------------------------------------------------------------------------------------------------------------
                                                    o Wave I Best Practices documented and       o Wave I initiatives on track to
                                                    distributed - change teams operating in      deliver $5MM benefits in 2002
                                                    all plants focusing on:                      - $7MM annual
                                                        o Waste reduction                        o Full contribution from Wave I
BEST PRACTICES                          $8MM            o Parts, repairs, maintenance (PRM)      realized in Q3 - 2002
                                                    o Tracking software of PRM installed         o Current initiatives are
                                                    o Wave II focus identified - machine         standardizing business practices
                                                    productivity and labor management            across plants
                                                                                                 o Savings identified from Wave II
                                                                                                 will drive total Best Practice
                                                                                                 savings above the $8MM opportunity
------------------------------------------------------------------------------------------------------------------------------------